EXHIBIT 10.1
TEJAS INCORPORATED

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

Series A Convertible Preferred Stock
(Par Value $0.001 Per Share)
     Tejas Incorporated (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation, as amended, of the Corporation the “Certificate of Incorporation”) which authorizes the issuance, by the Corporation, in one or more series of up to 100,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors by unanimous written consent dated August 9, 2005 duly adopted the following resolutions:
     RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Article III of the Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors hereby creates a series of Preferred Stock, herein designated as the Series A Convertible Preferred Stock, which shall, upon issuance, consist initially of 1,000 shares of Preferred Stock (subject to increase or decrease as described herein in accordance with Section 151(g) of the General Corporation Law), and the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all series) are hereby fixed as follows (certain terms used herein being defined in Section 7):
1. General.
            (a) The shares of such series shall be designated the Series A Convertible Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”).
            (b) Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock.
            (c) The number of shares of Series A Preferred Stock shall initially be 1,000, which number may from time to time be increased (but not above the total number of authorized shares of Preferred Stock or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by resolution of the Board of Directors. Shares of Series A Preferred Stock

redeemed or purchased by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series.
            (d) No fractional shares of Series A Preferred Stock shall be issued.
            (e) In any case where any dividend payment date or redemption date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Designations) payment of dividends or redemption price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the dividend payment date or redemption date; provided, however, that no interest shall accrue on such amount of dividends or redemption price for the period from and after such dividend payment date or redemption date, as the case may be.
2. Dividends.
            (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual percentage of ten percent (10%), and no more, payable quarterly on the 1st day of April, July, October and January, respectively, in each year, commencing on the issuance date of the Series A Preferred Stock, with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date.
            (b) Any dividend payments made with respect to the Series A Preferred Stock pursuant to Section 2(a) shall be made in cash.
Dividends on the Series A Preferred Stock shall be computed for any period less than or greater than a full quarter on the basis of a year of 360 days of equal 30-day months.
     Dividends shall be payable to the holders of record of the Series A Preferred Stock appearing on the stock books of the Corporation at the close of business on March 15, June 15, September 15 or December 15 preceding the next applicable dividend payment date.
            (c) All dividends paid with respect to shares of Series A Preferred Stock shall be paid pro rata.
            (d) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Series A Preferred Stock which may be in arrears.
            (e) Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, with such effect, if any, as is specified in Section 4, and the Series A Preferred Stock shall not be entitled to participate in any such dividends, howsoever payable.
3. Liquidation.
            (a) In the event of any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred

Stock shall be entitled to receive an amount in cash equal to $1,000.00 per share (the “Liquidation Value”), plus an amount equal to all accrued dividends on each such share to the date fixed for distribution or payment (the “Liquidation Payment”) before any distribution is made to holders of shares of Junior Stock upon any such liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation. If, upon any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then outstanding shares of Series A Preferred Stock and the holders of any shares of capital stock ranking on a parity with the Series A Preferred Stock with respect to any distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all such preferential amounts payable to such holders, then all such assets and proceeds of the Corporation thus distributable shall be distributed among the holders of Series A Preferred Stock and the holders of such capital stock so ranking on a parity with the Series A Preferred Stock ratably in proportion to the respective aggregate amounts otherwise payable with respect thereto.
            (b) Notice of any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be given by mail, postage prepaid, not less than 30 days prior to the distribution or payment date stated therein, to each holder of record of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.
            (c) For the purposes of this Section 3, neither the voluntary sale, lease, conveyance, exchange or transfer of all or substantially all the property or assets of the Corporation (whether for cash, shares of stock, securities or other consideration), nor the consolidation or merger of the Corporation with one or more other entities, shall be deemed to be a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.
            (d) After the payment in cash to the holders of shares of the Series A Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of Series A Preferred Stock, the holders of outstanding shares of Series A Preferred Stock shall have no right or claim, based on their ownership of shares of Series A Preferred Stock, to any of the remaining assets of the Corporation.
4. Conversion.
     4.1. Conversion. The holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock at any time on and subject to the following terms and conditions:
            (a) The Series A Preferred Stock shall be convertible at the principal office of the Corporation, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion, each share of Series A Preferred Stock being taken at $1,000.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Price”) shall be initially the Conversion Price as set forth and defined in that certain Replacement Subordinated Convertible Promissory Note, effective as of July 7, 2004, made by the Corporation to Salter Family Partners, Ltd. (as amended, modified, amended and restated, or replaced pursuant to the terms thereof) at the time the principal portion of such promissory note is converted into shares of Series A Preferred Stock pursuant to the terms thereof. The Conversion Price (as defined herein) shall be adjusted in certain instances as provided in Section 4.2.
            (b) In order to convert shares of Series A Preferred Stock the holder thereof shall surrender at the office hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.
            (c) Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares as holders thereof shall cease and from and after such time the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 4.6, to the person or persons entitled to receive the same.
            (d) If fewer than all the shares of Series A Preferred Stock represented by a certificate are converted, upon such conversion the Corporation shall (or cause a transfer agent for the Series A Preferred Stock to) issue a new certificate representing the shares not so converted.
            (e) Notwithstanding the foregoing, the Corporation shall have the right to cause the conversion of the shares of Series A Preferred Stock into Common Stock following a Conversion Event subject to the terms and conditions set forth herein. If the Corporation exercises such right, the Corporation shall promptly provide written notice of such conversion to the holders of the Series A Preferred Stock.
     4.2. Adjustments. In order to prevent dilution of the rights granted under the shares of Series A Preferred Stock and to grant the holders certain additional rights, the Conversion Price shall be subject to adjustment from time to time as provided in this Section 4.2. For the avoidance of doubt, the adjustment provisions in this Section 4.2 shall apply only to shares of Series A Preferred Stock outstanding at the time of the event giving rise to such adjustment rights.
            (a) Subdivisions and Combinations. In the event the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a subdivision (by any stock split or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (other than (x) a subdivision upon a merger or consolidation or sale to which Section 4.2(f) applies or (y) a stock split effected by means of a stock dividend or distribution to which Section 4.2(b) applies), then and in each such event the Conversion Price in effect at the opening of business on the day after the date upon which such subdivision becomes effective shall be proportionately decreased. Conversely, if the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (other than a combination upon a merger or consolidation or sale to which Section 4.2(f) applies), then and in each such event the Conversion Price in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately increased. Any adjustment under this Section 4.2(a) shall become effective immediately after the opening of business on the day after the date upon which the subdivision or combination becomes effective.
            (b) Common Stock Dividends. In the event the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, make or issue to the holders of its Common Stock a dividend or distribution payable in, or otherwise make or issue a dividend or other distribution on any class of its capital stock payable in, shares of Common Stock (other than a dividend or distribution upon a merger or consolidation or sale to which Section 4.2(f) applies), then and in each such event the Conversion Price in effect at the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Conversion Price by a fraction (not to be greater than 1):
      (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination; and
      (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Any adjustment under this Section 4.2(b) shall, subject to Section 4.2(e)(iv), become effective immediately after the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution.
            (c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation or sale to which Section 4.2(f) applies) into shares of Common Stock and shares of any other class of stock shall be deemed:
      (i) a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of Section 4.2(d) (and the effective date of such reclassification shall be deemed to be “the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution” for the purposes and within the meaning of Section 4.2(d)); and
      (ii) if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 4.2(a) (and the effective date of such reclassification shall be deemed to be “the date upon which such subdivision becomes effective” or “the date upon which such combination becomes effective,” as applicable, for the purposes and within the meaning of Section 4.2(a)).
            (d) Property Dividends. In the event the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, make or issue a dividend or distribution to holders of Common Stock a Property Dividend (other than a Receivable Dividend, a Received Dividend or an Excluded Dividend), then and in each such event the Conversion Price in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Conversion Price by a fraction (not to be greater than 1):
      (i) the numerator of which shall be the Current Market Price per share of Common Stock on such date for determination minus the portion applicable to one share of Common Stock of the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and evidenced by a Board Resolution) of such Property Dividend so distributed; and
      (ii) the denominator of which shall be such Current Market Price per share of Common Stock.
Any adjustment under this Section 4.2(d) shall, subject to Section 4.2(e)(iv), become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution. If the Board of Directors determines the fair market value of any Property Dividend for purposes of this Section 4.2(d) by reference to the actual or when issued trading market for any securities comprising such Property Dividend, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock.
            (e) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Conversion Price under this Section 4.2:
      (i) Treasury Stock. The dividend or distribution of any issued shares of Common Stock owned or held by or for the account of the Corporation shall be deemed a dividend or distribution of shares of Common Stock for purposes of this Section 4.2. For the purposes of this Section 4.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
      (ii) When Adjustments Are to be Made. The adjustments required by Sections 4.2(a), 4.2(b), 4.2(c), and 4.2(d), shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Conversion Price immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Sections 4.2(a), 4.2(b), 4.2(c), and 4.2(d), and not previously made, would result in such minimum adjustment.

      (iii) Fractional Interests. In computing adjustments under Section 4, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.
      (iv) Deferral Of Issuance Upon Conversion. In any case in which Sections 4.2(b) or 4.2(d) shall require that a decrease in the Conversion Price be made effective prior to the occurrence of a specified event and any share of Series A Preferred Stock is converted after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 4.1(a) shall as a result of such reduction in the Conversion Price require a corresponding increase in the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible, the Corporation may elect to defer until the occurrence of such specified event (A) the issuance to the holder of such share of Series A Preferred Stock (or other Person entitled thereto) of, and the registration of such holder (or other Person) as the record holder of, the Common Stock over and above the Common Stock issuable upon such conversion on the basis of the number of shares of Common Stock obtainable upon conversion of such share of Series A Preferred Stock immediately prior to such adjustment and (B) the corresponding reduction in the Conversion Price; provided, however, that the Corporation shall deliver to such holder or other person a due bill or other appropriate instrument that meet any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and evidences the right of such holder or other Person to receive, and to become the record holder of, such additional shares of Common Stock, upon the occurrence of such specified event requiring such adjustment (without payment of any amount in respect of such additional shares).
            (f) Changes in Common Stock. In case at any time or from time to time after the Original Issue Date while the shares of Series A Preferred Stock remain outstanding, the Corporation shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting:
      (i) a merger of the Corporation into, a consolidation of the Corporation with, or a sale of all or substantially all of the Corporation’s assets to, any other Person (a “Non-Surviving Transaction”), or
      (ii) any merger of another Person into the Corporation in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Corporation or other property (including cash) or any combination of the foregoing (a “Surviving Transaction”; any Non-Surviving Transaction or Surviving Transaction being herein called a “Transaction”), then, as a condition to the consummation of such Transaction, the Corporation shall (or, in the case of any Non-Surviving Transaction, the Corporation shall cause such other Person to) make lawful provision as a part of the terms of such Transaction whereby:
      (x) so long as any share of Series A Preferred Stock remains outstanding, on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Certificate of Designations, each share of Series A Preferred Stock, upon the conversion thereof at any time on or after the consummation of such Transaction, shall be convertible into, in lieu of the Common Stock issuable upon such conversion prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock:
      (A) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person; and
      (B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then, for the purposes of this Section 4.2(f), the kind and amount of securities, cash and other property receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and
      (y) the rights and obligations of the Corporation (or, in the event of a Non-Surviving Transaction, such other Person) and the holders of shares of Series A Preferred Stock in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Corporation and holders of shares of Series A Preferred Stock in respect of Common Stock hereunder as set forth in Section 4.1 hereof and elsewhere herein.
Such lawful provision shall provide for adjustments which, for events subsequent to the effective date of such lawful provision, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.2. The above provisions of this Section 4.2(f) shall similarly apply to successive Transactions.
            (g) Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of any of the shares of Common Stock into which the shares of Series A Preferred Stock are convertible, the Corporation will take any corporate action that may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.
            (h) Optional Tax Adjustment. The Corporation may at its option, at any time while the shares of Series A Preferred Stock remain outstanding, increase the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible, or decrease the Conversion Price, in addition to those changes required by Sections 4.2(a), 4.2(b), 4.2(c) or 4.2(d), as deemed advisable by the Board of Directors, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.
            (i) Shares of Series A Preferred Stock Deemed Convertible. For purposes solely of this Section 4, the number of shares of Common Stock which the holder of any share of Series A

Preferred Stock would have been entitled to receive had such share of Series A Preferred Stock been converted in full at any time or into which any share of Series A Preferred Stock was converted at any time shall be determined assuming such share of Series A Preferred Stock was convertible in full at such time, although such share of Series A Preferred Stock may not be convertible in full at such time pursuant to Section 4.1.
            (j) Notice of Adjustment. Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 4.2, the Corporation at its expense shall promptly:
      (i) compute such adjustment in accordance with the terms hereof;
      (ii) after such adjustment becomes effective, deliver a notice to each holder of record of the shares of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein which notice shall set forth such adjustment (including the kind and amount of securities, cash or other property for which the shares of Series A Preferred Stock shall be convertible and the Conversion Price) and showing in detail the facts upon which such adjustment is based; and
      (iii) deliver to the transfer agent or agents for the Series A Preferred Stock a certificate of the Treasurer of the Corporation setting forth the Conversion Price and the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the Current Market Price of the Common Stock or the fair market value of any evidences of indebtedness, shares of capital stock, securities, cash or other assets or consideration used in the computation was determined).
            (k) Statement on Certificates. Irrespective of any adjustment in the Conversion Price or the amount or kind of shares into which the shares of Series A Preferred Stock are convertible, certificates for shares of Series A Preferred Stock theretofore or thereafter issued may continue to express the same Conversion Price initially applicable or amount or kind of shares initially issuable upon conversion of the Series A Preferred Stock evidenced thereby.
      4.3. Fractional Interest. The Corporation shall not be required upon the conversion of any share of Series A Preferred Stock to issue any fractional shares, but may, in lieu of issuing any fractional share of Common Stock that would otherwise be issuable upon such conversion, pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share on the date of such conversion. If more than one share of Series A Preferred Stock shall be presented for conversion at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so to be converted. The holders expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof.
      4.4. Reservation and Authorization of Common Stock. The Corporation covenants that, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the shares of Series A Preferred Stock and free of preemptive rights, such number of shares of Common Stock and other securities, cash or property as from time to time shall be issuable upon the conversion in full of all outstanding shares of Series A Preferred Stock.
      4.5. No Dividend Rights. Subject to the provisions of Sections 4.2 and 4.6 hereof and except as may be specifically provided for herein, until the conversion of any share of Series A Preferred Stock:
      (i) no holder of any share of Series A Preferred Stock shall have or exercise any rights by virtue hereof as a holder of Common Stock, including, without limitation, the right to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of holders of Common Stock;
      (ii) the consent of any such holder as a holder of Common Stock shall not be required with respect to any action or proceeding of the Corporation;
      (iii) no such holder, by reason of the ownership or possession of a share of Series A Preferred Stock, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the conversion of such share of Series A Preferred Stock; and
      (iv) no such holder shall have any right not expressly conferred hereunder or by applicable law with respect to the share of Series A Preferred Stock held by such holder.
      4.6. Required Notices to Holders. In the event the Corporation shall propose:
      (i) to make or issue any dividend or other distribution to holders of Common Stock of any stock, other securities, cash, assets or property or of any rights to subscribe for or purchase any shares of stock of any class or any other securities, rights or options; or
      (ii) to effect any Transaction; or
      (iii) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or
      (iv) to effect any reclassification of its Common Stock,
then, and in each such case, the Corporation shall cause to be filed with the transfer agent or agents for the Series A Preferred Stock and shall give notice of such proposed action to each holder of record of the shares of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall specify (x) the date on which a record is to be taken for the purposes of such dividend or distribution; or (y) the date on which such reclassification, Transaction, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, Transaction, liquidation, dissolution or winding up. Such notice shall be given, in the case of any action covered by clause (i) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of much action or, in the case of any action covered by clauses (ii) through (iv) above, at least 20 days prior to the applicable effective or expiration date specified above or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule l0b-17 under the Exchange Act.
      If at any time the Corporation shall cancel any of the proposed transactions for which notice has been given under this Section 4.6 prior to the consummation thereof, the Corporation shall give prompt notice of such cancellation to each holder of record of the shares of Series A Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein.
      4.7. Payment of Taxes. The Corporation shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash or other property to any Recipient other than the holder of the share of Series A Preferred Stock converted, and in case of such transfer or payment, the transfer agent or agents for the Series A Preferred Stock and the Corporation shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the transfer agent or agents for the Series A Preferred Stock or the Corporation or (b) it has been established to the Corporation’s satisfaction that any such tax or other charge that is or may become due has been paid.
5. Voting.
            (a) The holders of shares of Series A Preferred Stock shall vote on an “as converted” basis with the holders of Common Stock on all matters put to a vote of holders of Common Stock. As to matters upon which holders of shares of Series A Preferred Stock are entitled to vote as a separate class, the holders of Series A Preferred Stock shall be entitled to one vote per share.
            (b) Except as provided under Section 5(a) and as otherwise required by law, the holders of shares of Series A Preferred Stock shall not have the right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of capital stock of the Corporation.
6. Rank.
      In the payment of dividends and in the distribution of assets upon the liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, the shares of Series A Preferred Stock shall rank senior and prior to the shares of Common Stock, par value $0.001 per share, of the Corporation.
7. Certain Definitions.
      As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

      “Accrued Dividends”, with respect to any share of any class or series, means an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from and including the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.
      “Board of Directors” has the meaning set forth in the introductory paragraph of this Certificate of Designations.
      “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday in the State of New York or a day on which banking institutions and trust companies in Borough of Manhattan, The City of New York are authorized or obligated by law, regulation or executive order to close.
      “Certificate of Incorporation” has the meaning set forth in the introductory paragraph of this Certificate of Designations.
      “Common Stock” means any capital stock of any class or series of the Corporation (including, on the Original Issue Date, the Common Stock, par value $0.001 per share, of the Corporation) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. However, subject to the provisions of Section 4.2(f), shares issuable upon conversion of Series A Preferred Stock shall include only shares of the class of capital stock of the Corporation designated as Common Stock, par value $0.00l per share, of the Corporation on the Original Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
      “Constituent Person” has the meaning set forth in Section 4.2(f).
      “Conversion Event” means the occurrence of the Common Stock trading above $10.00 per share (as appropriately adjusted based on any adjustments to the Conversion Price) for 10 consecutive Trading Days with a trading volume of at least 50,000 shares (as appropriately adjusted based on any adjustments to the Conversion Price) for each such Trading Day.
      “Conversion Price” means the conversion price per share of Common Stock, initially set as set forth in Section 4.1(a) and subject to adjustment as provided in Section 4.2.
      “Corporation” has the meaning set forth in the introductory paragraph of this Certificate of Designations.
      “Current Market Price” means on any date:
      (i) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is listed or admitted to trading on any national securities exchange or quoted on the National Association of Securities Dealers, Inc. National Market System or otherwise traded in the over-the-counter market in the United States:
      (A) for the purpose of any computation under this Certificate of Designations (except under Section 4.3), the average of the Quoted Prices for the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of (x) the date in question and (y) in the case of any computation under Section 4.2(d), the day before the “ex” date for the issuance or distribution requiring such computation; provided, however, that if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 4.2(a), 4.2(b), or 4.2(d), occurs on or after the 20th Trading Day prior to the day in question and prior to the “ex” date for the issuance or distribution requiring such computation, the Quoted Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Quoted Price by the same fraction by which the Conversion Price is so required to be adjusted pursuant to Sections 4.2(a), 4.2(b), or 4.2(d), as applicable, as a result of such other event; or
      (B) for the purposes of any computation under Section 4.3, the Quoted Price for such date or, if such date is not a Trading Day, for the next preceding Trading Day; or
      (ii) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the National Association of Securities Dealers, Inc. National Market System or otherwise traded in the over-the-counter market in the United States, the amount which a willing buyer would pay a willing seller in an arm’s length transaction on such date (neither being under any compulsion to buy or sell) for one share of the Common Stock as determined as of such date (x) for the purposes of any computation under this Certificate of Designations (except under Section 4.3), by an Independent Financial Expert as set forth in value report thereof using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate or (y) for the purposes of any computation under Section 4.3, by the Treasurer or Chief Financial Officer of the Corporation in good faith, whose determination shall be conclusive and evidenced by a certificate of such officer.
“‘Ex’ Date” means:
      (i) when used with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such issuance or distribution; or
      (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market after the time at which such subdivision or combination becomes effective.

      “Exchange Act” means the Securities Exchange Act of 1934, and any statute successor thereto, in each case as amended from time to time.
      “Financial Expert” means any broker or dealer registered as such under the Exchange Act that conducts an investment banking business of nationally recognized standing.
      “Fully Junior Stock” means any Junior Stock over which the Series A Preferred Stock has preference and priority in the payment of dividends and in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.
      “General Corporation Law” has the meaning set forth in the introductory paragraph of this Certificate of Designations.
      “Holder” of shares of Series A Preferred Stock shall mean the stockholder in whose name such Series A Preferred Stock is registered in the stock books of the Corporation.
      “Independent Financial Expert” means any Financial Expert selected by the Corporation that either (i) is reasonably acceptable to the holders of shares of Series A Preferred Stock evidencing a majority of the outstanding shares of Series A Preferred Stock or (ii) is a firm (x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of the Corporation, do not) have a material direct or indirect financial interest in the Corporation or any of its Affiliates (other than by virtue of compensation paid for advice or opinions referred to in the exception to clause (z)), as determined by the Board of Directors of the Corporation in its reasonable good faith judgment, (y) which has not been, within the last two years, and, at the time it is called upon to give independent financial advice to the Corporation or any of its Affiliates, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of the Corporation, is) a promoter, director or officer of the Corporation or any of its Affiliates or an underwriter with respect to any of the securities of the Corporation or any of its Affiliates and (z) which does not provide any advice or opinions to the Corporation or Affiliates except as an independent financial expert in connection with this Certificate of Designations.
      “Junior Right” means any option, right or share of Series A Preferred Stock convertible into, or convertible or exchangeable for, any Junior Stock.
      “Junior Stock” means the Common Stock, par value $0.001 per share, of the Corporation and any other class or series of shares of the Corporation hereafter authorized over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.
      “Liquidation Value” has the meaning set forth in Section 3(a).
      “Liquidation Payment” has the meaning set forth in Section 3(a).
      “Non-Electing Share” has the meaning set forth in Section 4.2(f).
      “Non-Surviving Transaction” has the meaning set forth in Section 4.2(f).
      “Original Issue Date” means the date on which shares of Series A Preferred Stock are originally issued under this Certificate of Designations.

      “Preferred Stock” has the meaning set forth in the introductory paragraph of this Certificate of Designations.
      “Property Dividend” means any payment by the Corporation to all holders of its Common Stock of any dividend, or any other distribution by the Corporation to such holders, of any shares of capital stock of the Corporation, evidences of indebtedness of the Corporation, or assets (including rights, warrants or other securities (of the Corporation or any other Person)), other than any dividend or distribution (i) paid in cash, (ii) upon a merger or consolidation or sale to which Section 4.2(f) applies or (iii) of any Common Stock referred to in Section 4.2(b).
      “Quoted Price” means, on any Trading Day, with respect to any security, the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market in the United States as furnished by any NASD member firm that shall be selected from time to time by the Corporation for that purpose.
      “Series A Preferred Stock” has the meaning set forth in Section 1(a).
      “Substituted Property” has the meaning set forth in Section 4.2(f).
      “Surviving Transaction” has the meaning set forth in Section 4.2(f).
      “Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.
      “Transaction” has the meaning set forth in Section 4.2(f).
8. No Other Rights.
      The shares of Series A Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation or as may be provided by law.
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      IN WITNESS WHEREOF, Tejas Incorporated has caused this Certificate to be duly executed in its name and on its behalf by its authorized officer this 9th day of August 2005.

TEJAS INCORPORATED

By:	/s/ John F. Garber

Name: John F. Garber
Title: Chief Financial Officer